UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DexCom, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0857544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6340 Sequence Drive
San Diego, California 92121
(Address, including zip code, of Registrant’s principal executive offices)

2005 Equity Incentive Plan
(Full Title of the Plans)

Kevin Sayer
Chief Executive Officer and President
c/o DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
(858) 200-0200
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Robert A. Freedman, Esq.
Michael A. Brown, Esq.
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value(2)	2,318,740(3)	$62.27(4)	$144,387,940(4)	$16,778

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2005 Equity Incentive Plan (the “EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Each share of common stock includes one stockholder right as described under “Description of Capital Stock” in the Registrant’s registration statement on Form S-1, as amended (File No. 333-122454).

(3)	Shares to be registered and available for grant under the EIP resulting from the automatic annual 3% increase in the number of authorized shares available for issuance under the EIP.

(4)
Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on The NASDAQ Global Select Market on February 24, 2015.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register 2,318,740 additional shares of common stock under the Registrant’s EIP pursuant to the provisions of the EIP providing for an automatic increase in the number of shares of common stock reserved for issuance under the EIP. This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 (registration numbers 333-195660, 333-188305, 333-180421, 333-172604, 333-166552, 333-158993, 333-149734, 333-145159 333-138174 and 333-124059) filed with the Commission on May 2, 2014, May 2, 2013, March 28, 2012, March 3, 2011, May 5, 2010, May 5, 2009, March 14, 2008, August 6, 2007, October 24, 2006 and April 14, 2005 respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	November 21, 2014	3.01

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see signature page to Registration Statement).					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of February, 2015.

DEXCOM, INC.

By:	/S/ KEVIN SAYER
Kevin Sayer Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin Sayer and Jess Roper, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer and Director:

/S/ KEVIN SAYER	Chief Executive Officer, President and Director (Principal Executive Officer)	February 27, 2015
Kevin Sayer

Principal Financial Officer and Principal Accounting Officer:

/S/ JESS ROPER	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2015
Jess Roper

Additional Directors:

/S/ TERRANCE GREGG	Executive Chairman of the Board of Directors	February 27, 2015
Terrance Gregg

/S/ JONATHAN LORD, M.D	Lead Independent Director	February 27, 2015
Jonathan Lord, M.D.

/S/ MARK FOLETTA	Director	February 27, 2015
Mark Foletta

/S/ JAY SKYLER, M.D.	Director	February 27, 2015
Jay Skyler, M.D.

/S/ ERIC TOPOL, M.D.	Director	February 27, 2015
Eric Topol, M.D.

/S/ NICHOLAS AUGUSTINOS	Director	February 27, 2015
Nicholas Augustinos

/S/ STEVE ALTMAN	Director	February 27, 2015
Steve Altman

/S/ BARBARA KAHN	Director	February 27, 2015
Barbara Kahn

Exhibit Index

Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	November 21, 2014	3.01

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see signature page to Registration Statement).					X